Exhibit 99.1

Press Release dated March 1, 2006

5880 Pacific Center Blvd, San Diego, CA 92121	858-373-1600	www.infosonics.com

For Immediate Release

Contact:
Jeffrey A. Klausner	John Mills or Allyson Pooley
Chief Financial Officer	Integrated Corporate Relations
858-373-1600	310-395-2215
ir@infosonics.com	jmills@icrinc.com or apooley@icrinc.com

INFOSONICS CORPORATION TO PRESENT AT THE MONTGOMERY & CO. TECHNOLOGY CONFERENCE

SAN DIEGO, CA, March 1, 2006 – InfoSonics Corporation (AMEX: IFO), one of the largest distributors of wireless handsets in the United States and Latin America, today announced that Joseph Ram, the Company’s Chief Executive Officer, and Jeff Klausner, the Company’s Chief Financial Officer, will be presenting at the Montgomery & Co. Technology Conference, to be held on March 14-15, 2006, at The Fairmont Miramar Hotel in Santa Monica, CA.

InfoSonics’ investor presentation is scheduled for 11:30 a.m. Pacific Time on Wednesday, March 15, 2006.

About InfoSonics Corporation

InfoSonics is one of the largest distributors of wireless handsets and accessories in the United States and Latin America. InfoSonics provides end-to-end handset and wireless terminal solutions for network operators in both the United States and Latin America. These solutions include product approval and certification, light assembly, logistics services, marketing campaigns, warranty services and end user support. For more information please visit http://www.infosonics.com.

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